EXHIBIT 1(k)

                      Resolution of Board of Directors

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                        UNANIMOUS WRITTEN CONSENT OF
                         THE EXECUTIVE COMMITTEE OF
                         THE BOARD OF DIRECTORS OF
                   THE LIFE INSURANCE COMPANY OF VIRGINIA



The undersigned, being all of the members of the Executive Committee of the Board of Directors of The Life Insurance Company of Virginia, a Virginia corporation, in lieu of a meeting held for the purpose and pursuant to the provisions of Section 13.1-685 of the Code of Virginia do hereby approve the following resolutions:

WHEREAS, The Executive Committee of the Board of Directors of the Company, pursuant to the provisions of Section 38.2-3113 of the Code of Virginia, adopted resolutions establishing Life of Virginia Separate Account 4 ("Separate Account 4") on August 19, 1987; and

WHEREAS, The Company wishes to establish ten additional investment subdivisions of Separate Account 4 which will invest in shares of the Prime Money Fund of the Insurance Management Series, the Alger American Growth Portfolio of The Alger American Fund, the Alger American Small Capitalization Portfolio of The Alger American Fund, the Balanced Portfolio of the Janus Aspen Series and the Flexible Income Portfolio of the Janus Aspen Series;

NOW, THEREFORE, BE IT RESOLVED, That the Executive Committee of the Board of Directors of the Company does hereby establish and create ten additional investment subdivisions of Separate Account 4. Each of the new subdivisions shall invest in shares of a single mutual fund portfolio as set forth below:


INVESTMENT SUBDIVISIONS:      TO BE INVESTED IN:
IMS Money Market              Insurance Management Series - Prime Money
                                 Fund
AAF Growth                    The Alger American Fund - Alger American
                                 Growth Portfolio
AAF Small Capitalization      The Alger American Fund - Alger American
                                 Small Capitalization Portfolio
JAN Balanced                  Janus Aspen Series   Balanced Portfolio
JAN Flexible Income           Janus Aspen Series   Flexible Income
                                 Portfolio
IMS Money Market   B          Insurance Management Series - Prime Money
                                 Fund
AAF Growth   B                The Alger American Fund - Alger American
                                 Growth Portfolio
AAF Small Capitalization   B  The Alger American Fund - Alger American
                                 Small Capitalization Portfolio
JAN Balanced   B              Janus Aspen Series   Balanced Portfolio
JAN Flexible Income   B       Janus Aspen Series   Flexible Income
                                 Portfolio

FURTHER RESOLVED, That the President, or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute whatever agreement or agreements may be necessary or appropriate to enable such investments to be made, and the Executive Committee hereby ratifies the action of any such officer in executing any such agreement prior to the date of these resolutions; and

FURTHER RESOLVED, That the President or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such other documents and do such acts and things as each or any of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.



____________________________________       ____________________________________
William D. Baldwin              Date       Robert Allen Bowen              Date


____________________________________       ____________________________________
Daniel T. Cox                   Date       Selwyn L. Flournoy, Jr.         Date


____________________________________       ____________________________________
H. Gaylord Hodges               Date       Linda L. Lanam                  Date


____________________________________       ____________________________________
John J. Palmer                  Date       Paul E. Rutledge III            Date